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                                                                    EXHIBIT 10.1

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                     SHARE EXCHANGE AND PURCHASE AGREEMENT
                                 BY AND BETWEEN
                          BRIT INSURANCE HOLDINGS PLC
                                      AND
                                 EBIX.COM, INC.

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                                 MARCH 30, 2001

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    THIS AGREEMENT dated as of the 30th day of March, 2001, is made and entered into by and between BRiT Insurance Holdings plc, a company organized under the laws of England and Wales with registered number 03121594, whose registered office is at 55 Bishopsgate, London EC2N 3AS, United Kingdom ("BRiT"), and ebix.com, Inc., a company incorporated in Delaware and having its principal office at 1900 East Golf Road, Schaumburg, Illinois, United States ("ebix"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in Section 1.1.


                                    RECITALS

        (A) BRiT wishes to acquire a certain number of shares of common stock, par value $.10 per share (the "SHARES"), of ebix;

        (B) ebix wishes to acquire a certain number of shares of common stock, par value $.01 per share (the "IBS SHARES"), of Insurance Broadcast Systems, Inc. ("IBS"); and

        (C) BRiT and ebix have mutually agreed that BRiT shall purchase and ebix shall issue and sell to BRiT, up to 6,944,000 Shares in consideration for which BRiT shall pay a cash sum of up to US$ 7,000,000 and shall transfer to ebix such number of IBS Shares as is determined in accordance with
    Section 2.3 hereof, such transactions to occur in two tranches as set forth below.

    NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS

1.1 In this Agreement the following words and expressions shall have the following meanings unless the context requires otherwise:

    (a) "AFFILIATE" means any person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the person specified;

    (b) "AGREEMENT" means this Share Exchange and Purchase Agreement;

    (c) "APPROVAL TRANSACTIONS" has the meaning set forth in Section 6.5;

    (d) "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
       Section 4.8;

    (e) "BALANCE SHEET DATE" has the meaning set forth in Section 4.8;


    (f) "BRiT" has the meaning set forth in the Recitals;


    (g) "BRIT WARRANTIES" means the representations and warranties under
       Article 5 of this Agreement;

    (h) "BUSINESS DAY" means each day other than a Saturday or Sunday on which banks are generally open for business in London, England and New York City;

    (i) "CLAIM NOTICE" means written notification pursuant to Section 9.02(a) of a Third Party Claim as to which indemnity under Section 9.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under
       Section 9.01, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith;

    (j) "CLOSING DATES" means the First Closing Date and the Second Closing Date and "Closing Date" means either the First Closing Date or the Second Closing Date, as the context requires;

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    (k) "COMMON STOCK" means the common stock, par value $.10 per share, of ebix;

    (l) "CUT-OFF DATE" means, with respect to any representation, warranty, covenant or agreement contained in this Agreement, the date on which such representation, warranty, covenant or agreement ceases to survive as provided in Section 11.11, as applicable;

    (m) "DISPUTE PERIOD" means the period ended 30 calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice;


    (n) "ebix" has the meaning set forth in the Recitals;



    (o) "ebix SUBSIDIARIES" has the meaning set forth in Section 4.3;



    (p) "ebix WARRANTIES" means the representations, warranties and undertakings under Article 4 of this Agreement;


    (q) "EXCHANGE ACT" has the meaning set forth in Section 4.8;

    (r) "FIRST CLOSING" means the closing of the transactions contemplated herein pursuant to Section 3.2;

    (s) "FIRST CLOSING CONDITIONS" means the conditions set out in Article 7 of this Agreement;

    (t) "FIRST CLOSING DATE" means the date on which the First Closing occurs (which date shall not be later than April 20, 2001 without the prior written agreement of the Parties);

    (u) "FORM 10-K" has the meaning set forth in Section 4.7;

    (v) "FORM 10-Qs" has the meaning set forth in Section 4.7;

    (w) "FORM 8-Ks" has the meaning set forth in Section 4.7;

    (x) "FRAMEWORK AGREEMENT" means the agreement to be negotiated and entered into between BRiT and ebix pursuant to Section 6.11;

    (y) "GAAP" has the meaning set forth in Section 4.8;

    (y) "IBS" has the meaning set forth in the Recitals;

    (z) "IBS SHARES" has the meaning set forth in the Recitals;

    (aa) "INDEMNIFIED PARTY" means any person against whom a claim for indemnification is being asserted under any provision of Article 9;

    (bb) "INDEMNITY NOTICE" means written notification pursuant to
       Section 9.02(b) of a claim for indemnity under Article 9 by an Indemnified Party, specifying the nature of and the basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim;

    (cc) "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.12;

    (dd) "LOSS" means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment);

    (ee) "MATERIAL ADVERSE EFFECT" on a specified entity means a material adverse effect on the financial condition, operating results or business of the entity and its subsidiaries taken as a whole;

    (ff) "PARTIES" means named parties to this Agreement, and "PARTY" means either of them;

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    (gg) "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement to be entered into between BRiT and ebix pursuant to the terms of this Agreement substantially in the form attached hereto as Exhibit A;

    (ii) "RESALE REGISTRATION STATEMENT" means any registration form under the Securities Act pursuant to which ebix can register the Shares with the SEC to permit public resales of the Shares by BRiT in the United States from time to time;

    (jj) "SEC" has the meaning set forth in Section 4.7;

    (kk) "SEC DOCUMENTS" has the meaning set forth in Section 4.7;

    (ll) "SECOND CLOSING" means the closing of the transactions contemplated herein pursuant to Section 3.3;

    (mm)"SECOND CLOSING DATE" has the meaning set forth in Section 3.4;

    (nn) "SECOND CLOSING CONDITIONS" means the conditions set out in Article 8 of this Agreement;

    (oo) "SECURITIES ACT" has the meaning set forth in Section 4.8;

    (pp) "SHARES" has the meaning set forth in the Recitals;

    (qq) "THIRD PARTY CLAIM" has the meaning set forth in Section 9.02(a); and

    (rr) "TRANSACTION AGREEMENTS" means the Share Exchange and Purchase Agreement and the Registration Rights Agreement.

1.2 Unless the context of this Agreement otherwise requires, (a) words of either gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively;
     (c) the terms "hereof", "herein", "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement and (e) the expressions "ebix," "BRiT" and "IBS" shall, where the context permits, include their respective successors and permitted assigns. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under U.S. GAAP.

2.  PURCHASE AND SALE

2.1 Subject to satisfaction of the First Closing Conditions and on the terms set forth in this Agreement, at the First Closing ebix shall issue and sell to BRiT, and BRiT shall purchase from ebix, 2,240,000 of the Shares, and in consideration therefor BRiT shall make a cash payment to ebix in the amount of US$ 2,800,000.

2.2 Subject to satisfaction of the Second Closing Conditions and on the terms set forth in this Agreement, at the Second Closing ebix shall issue and sell to BRiT, and BRiT shall purchase from ebix, 4,704,000 of the Shares, and in consideration therefor: (a) BRiT shall make a cash payment to ebix in the amount of US$ 4,200,000; and (b) BRiT shall transfer to ebix all of the right, title and interest in such number of IBS Shares as provided for by Section 2.3.

2.3   The number of IBS Shares to be transferred to ebix pursuant to
     Section 2.2 shall be calculated as follows:

       Z = (.28 X I)

    where Z equals the number of IBS Shares to be transferred and I equals the number of IBS Shares outstanding on the date of this Agreement. Such number of IBS Shares shall be adjusted (and appropriate deliveries shall be made as promptly as reasonably practicable, if necessary because of such adjustment, after the Second Closing Date) to account for any stock splits, stock

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    dividends, reclassifications, recapitalizations and similar events, the record date for which occurs after the date of this Agreement and prior to the Second Closing Date or the record date for which occurred prior to the date of this Agreement unless the payment date also occurred prior to the date hereof.

3.  CLOSINGS

3.1 The Closings shall take place at the offices of Sonnenschein Nath & Rosenthal, Chicago, Illinois, or such other place as the Parties may mutually agree on the respective Closing Dates at 12:00 noon local time.

3.2   Subject to Article 7, on the First Closing Date:

    (a) ebix shall issue to BRiT and deliver as provided in
       Section 3.2(b)(iii) below the Shares specified in Section 2.1, credited as fully paid and nonassessable;

    (b) ebix shall deliver or caused to be delivered to BRiT:

        (i) a certificate dated the First Closing Date and executed by the President and Chief Executive Officer of ebix, substantially in the form and to the effect of Exhibit B hereto;

        (ii) a certificate dated the First Closing Date and executed by the Secretary of ebix, substantially in the form and to the effect of Exhibit C hereto;

       (iii) duly issued share certificate(s) in the name of BRiT in respect of the Shares specified in Section 2.1;

        (iv) the Registration Rights Agreement, duly executed by ebix;

        (v) an opinion from Sonnenschein Nath & Rosenthal, counsel to ebix, dated the First Closing Date, substantially in the form and to the effect of Exhibit D hereto; and

        (vi) all other documents required to be delivered by ebix pursuant to the Transaction Documents at or prior to the First Closing; and

    (c) BRiT shall deliver or caused to be delivered to ebix:

        (i) a certificate dated the First Closing Date and executed by the Chief Executive Officer of BRiT, substantially in the form and to the effect of Exhibit E hereto;

        (ii) a certificate dated the First Closing Date and executed by the Secretary of BRiT, substantially in the form and to the effect of Exhibit F hereto;

       (iii) U.S.$2,800,000 in immediately available funds by wire transfer to such account or accounts as specified by ebix in a written notice delivered to BRiT at least two full business days prior to the First Closing Date;

        (iv) the Registration Rights Agreement, duly executed by BRiT;

        (v) an opinion from Dorsey & Whitney, counsel to BRiT, dated the First Closing Date, substantially in the form and to the effect of Exhibit G hereto; and

        (vi) all other documents required to be delivered by BRiT at or prior to the First Closing.

3.3   Subject to Article 8, on the Second Closing Date:

    (a) ebix shall issue and sell to BRiT the Shares specified in Section 2.2, credited as fully paid and nonassessable;

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    (b) ebix shall deliver or caused to be delivered to BRiT:

        (i) a certificate dated the Second Closing Date and executed by the President and Chief Executive Officer of ebix, substantially in the form and to the effect of Exhibit B hereto;

        (ii) a certificate dated the Second Closing Date and executed by the Secretary of ebix, substantially in the form and to the effect of Exhibit C hereto;

       (iii) duly issued share certificate(s) in the name of BRiT in respect of the Shares specified in Section 2.2;

        (iv) an opinion from Sonnenschein Nath & Rosenthal, counsel to ebix, dated the Second Closing Date, substantially in the form and to the effect of Exhibit D hereto; and

        (v) all other documents required to be delivered by ebix at or prior to the Second Closing;

    (c) BRiT shall transfer to ebix and deliver as provided in
       Section 3.3(d) (iii) below the number of IBS Shares specified in
       Section 2.3; and

    (d) BRiT shall deliver or caused to be delivered to ebix:

        (i) a certificate dated the Second Closing Date and executed by the Chief Executive Officer of BRiT, substantially in the form and to the effect of Exhibit E hereto;

        (ii) a certificate dated the Second Closing Date and executed by the Secretary of BRiT, substantially in the form and to the effect of Exhibit F hereto;

       (iii) the number of IBS Shares determined in accordance with Section 2.3 to be sold to ebix on the Second Closing Date issued in the name of ebix;

        (iv) U.S.$4,200,000 in immediately available funds by wire transfer to such account or accounts as specified by ebix in a written notice delivered to BRiT at least two full business days prior to the Second Closing Date;

        (v) an opinion from Dorsey & Whitney LLP, counsel to BRiT, dated the Second Closing Date, substantially in the form and to the effect of Exhibit G hereto; and

        (vi) all other documents required to be delivered by BRiT at or prior to the Second Closing.

3.4 The "SECOND CLOSING DATE" shall be the Business Day notified by BRiT to ebix in writing that is at least five days subsequent to the date that is the later of (i) the date of the execution and delivery by the Parties of the Framework Agreement (as contemplated by Section 6.11) and (ii) the date on which ebix has obtained requisite approval from its stockholders of the Approval Transactions (as contemplated by Section 6.5) (but no more than ten days after the later of such events if the other conditions to such Second Closing have been satisfied or waived); PROVIDED THAT such date shall not be later than June 29, 2001, unless otherwise consented to by BRiT (in its sole discretion) at the written request of ebix.

4.  REPRESENTATIONS AND WARRANTIES OF EBIX

    Ebix hereby represents and warrants to BRiT that, except as disclosed in its SEC Documents (as defined herein) filed with the SEC from January 1, 2000 to the date hereof or as otherwise disclosed to BRiT in the Disclosure Schedule attached hereto,which Schedule shall specifically identify the relevant section hereof:

4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. ebix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ebix has all requisite corporate power and authority to own and operate its properties and assets, to execute and

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     deliver this Agreement and the other Transaction Agreements, to issue, sell and deliver the Shares (subject, in the case of the Second Closing, to obtaining approval of ebix's stockholders and completion of such other actions as are necessary to amend ebix's Certificate of Incorporation to adequately increase the number of authorized shares of Common Stock to permit the issuance of the Shares at the Second Closing), to carry out the provisions of this Agreement and the other Transaction Agreements (subject, in the case of the Second Closing, to obtaining approval of ebix's stockholders and completion of such other actions as are necessary to amend ebix's Certificate of Incorporation to adequately increase the number of authorized shares of Common Stock to permit the issuance of the Shares at the Second Closing) and to carry on its business as presently conducted and as presently proposed to be conducted. ebix is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on ebix's business as now conducted.

4.2 AUTHORIZATION; BINDING OBLIGATIONS. All actions on the part of ebix and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Agreements, the performance of all obligations of ebix hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto have been taken (subject, in the case of the Second Closing, to obtaining approval of ebix's stockholders and completion of such other actions as are necessary to amend ebix's Certificate of Incorporation to adequately increase the number of authorized shares of Common Stock to permit the issuance of the Shares at the Second Closing and to amend ebix's by-laws to increase the size of its Board of Directors). This Agreement and each Transaction Agreement have been duly executed and delivered by ebix and (assuming the due authorization, execution and delivery hereof and thereof by BRiT) this Agreement and each Transaction Agreement is a valid and binding obligation of ebix enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares is not subject to any preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

4.3 SUBSIDIARIES. Set forth on the Disclosure Schedule hereto, is a list of all entities in which ebix beneficially owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests (collectively, the "EBIX SUBSIDIARIES") as of the date of this Agreement. Each ebix Subsidiary has been duly organized and is validly existing under the laws of its jurisdiction of organization, is not in liquidation or receivership, and has the power and authority (corporate or other) to own its properties and conduct its business as described in the SEC Documents (as defined below); and each ebix Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on ebix's business as now conducted. All of the issued and outstanding capital stock of each ebix Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock or equity interests of each ebix Subsidiary owned by ebix, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than as set forth in the SEC Documents or which would not have a material adverse effect on ebix.

4.4 CAPITALIZATION. As of the date hereof the authorized capital stock of ebix consists solely of (a) 20,000,000 shares of Common Stock, of which 11,382,182 shares are issued and outstanding, and 2,000,000 shares of Preferred Stock of which no shares are issued and outstanding and 322,383 shares have been previously issued and then redeemed or reacquired and cannot be reissued. Except as set forth on the Disclosure Schedule, as set forth above or as described or expressly contemplated by the SEC Documents (as defined herein), as of the date hereof there

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
     are no outstanding rights (including without limitation, preemptive rights) warrants or options to acquire, or instruments convertible into or exchangeable for, any material number of shares of Common Stock or any other class of shares or equity interest in ebix or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any material number of shares of capital stock of ebix or any ebix Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. As of the date hereof, each issued share of Common Stock is duly authorized, validly issued, fully paid and non-assessable.

4.5 VALIDLY ISSUED SHARES. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will be free of any restrictions, limits, claims, liens or other encumbrances; PROVIDED, HOWEVER, that the Shares will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filings, permits, authorizations, consents and approvals as may be required under federal and/or state securities laws, laws of England and Wales and applicable regulations of the NASDAQ Stock Market or otherwise set forth in the Disclosure Schedule, none of the execution, delivery or performance of this Agreement or the other Transaction Agreements by ebix, the consummation by ebix of the transactions contemplated hereby or thereby or compliance by ebix with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of ebix (except the need to amend the by-laws to increase the size of the ebix Board and to amend the Certificate of Incorporation to adequately increase the number of shares of Common Stock to permit the issuance of the Shares at the Second Closing) or of any ebix Subsidiary, (b) except as noted in subclause (a) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which ebix or any of the ebix Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ebix, any of the ebix Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on ebix's ability to consummate the transactions or a Material Adverse Effect on ebix.

4.7 SEC DOCUMENTS. ebix has made available to BRiT, prior to the date hereof, copies of its Annual Report on Form 10-K for the fiscal year ended
     December 31, 1999 ("FORM 10-K"), its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 (the "FORM 10-QS"), the Current Reports on Form 8-K filed since January 1, 2000 (the "FORM 8-KS"), and all other registration statements, reports and proxy statements filed by ebix with the Securities and Exchange Commission ("SEC") on or after January 1, 2000 (the Form 10-K, the Form 10-Qs, the Form 8-Ks and such registration statements, reports and proxy statements, are collectively referred to herein as the "SEC DOCUMENTS"). Each of the SEC Documents, as of its respective date (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), did not, and each of the registration statements, reports and proxy statements filed by ebix with the SEC after the date hereof and prior to the respective Closings, will not, as of the date thereof (or if amended or superseded by a filing prior to the date of such Closing, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact

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     necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. ebix is not a party to any material contract, agreement or other arrangement which was required to have been filed as an exhibit to the SEC Documents that is not so filed.

4.8 FINANCIAL STATEMENTS. ebix has made available to BRiT copies of its audited financial statements (the "AUDITED FINANCIAL STATEMENTS") for the fiscal year ended December 31, 1999, and its unaudited financial statements for the nine-month period ended September 30, 2000 (the "BALANCE SHEET DATE") (collectively, the Audited Financial Statements and such unaudited financial statements are the "FINANCIAL STATEMENTS"). Since the Balance Sheet Date, ebix has duly and timely filed with the SEC all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Securities Act of 1933, as amended (the "SECURITIES ACT"). The audited and unaudited consolidated financial statements of ebix included in the SEC Documents filed prior to the date hereof fairly present, in conformity with United States generally accepted accounting principles ("GAAP") (except as permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of ebix and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year end audit adjustments in the case of unaudited interim financial statements).

4.9 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date and other than in the ordinary course or as set forth in the Disclosure Schedule, there has not been:

    (a) any declaration, setting aside or payment of any dividend or other distribution of the assets of ebix or any ebix Subsidiary with respect to any shares of capital stock of ebix or any ebix Subsidiary or any repurchase, redemption or other acquisition by ebix or any ebix Subsidiary of a material number of the outstanding shares of ebix's capital stock;

    (b) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expected to result in a Material Adverse Effect on ebix;

    (c) any waiver by ebix or any ebix Subsidiary of a valuable right or of a material debt owed to it, except for such waivers that have not resulted and are not expected to result, in a Material Adverse Effect on ebix;

    (d) any material change or amendment to, or any waiver of any material rights under a material contract or arrangement by which ebix or any ebix Subsidiary or any of their respective, assets or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect on ebix;

    (e) any material change by ebix in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; or

    (f) any other event or condition of any character, except for such events and conditions described or contemplated in the SEC Documents or that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect on ebix.

4.10 MATERIAL OBLIGATIONS. ebix has no material liability or obligation of a type that would be required by GAAP to be reflected on the balance sheet of ebix if prepared on the date hereof, either accrued, absolute contingent or otherwise (individually or in the aggregate), except (a) the liabilities and obligations set forth in the Financial Statements and (b) liabilities and obligations

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     which have been incurred subsequent to September 30, 2000, in the ordinary course of business which have not been, either in any case or in the aggregate, material.

4.11  MATERIAL CONTRACTS AND COMMITMENTS.

    (a) To the best of ebix's knowledge, all of the material contracts, agreements and instruments to which ebix or any of the ebix Subsidiaries is a party are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

    (b) Except as set forth in the Disclosure Schedule, there are no material agreements, understandings or proposed transactions between ebix or any of the ebix Subsidiaries and any of its officers, directors, affiliates or any affiliate thereof. There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which ebix is a party or by which ebix or any of the ebix Subsidiaries is bound which involve (i) the license of any patent, copyright, trade secret or other proprietary right to or from ebix or any ebix Subsidiary, (ii) provisions materially restricting or negatively affecting the development, manufacture or distribution of ebix's or its Subsidiaries products or services or (iii) indemnification by ebix or any ebix Subsidiary with respect to infringements of proprietary rights.

    (c) Except as contemplated by the Registration Rights Agreement, ebix has no agreement or commitment to register shares of its capital stock with the SEC other than as set forth on the Disclosure Schedule.

4.12  INTELLECTUAL PROPERTY.

    (a) ebix (including, for purposes of Section 4.12, the ebix Subsidiaries) owns, or is licensed to use, all trademarks, service marks, trade names, copyright, internet domain names, trade secrets, information, proprietary rights and processes (the "INTELLECTUAL PROPERTY") necessary for its business as now conducted and, to ebix's knowledge, as proposed to be conducted without any conflict with or infringement of the rights of others. ebix owns no patents and has no pending patent applications. ebix is not obligated to make any material payments by way of royalties, fees or otherwise to any owner or licensor of any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise. ebix has not granted any third party any option, license or other right of any kind to the Intellectual Property. ebix does not license any technology from any third party other than for internal use and other than such licenses arising from the purchase of "off the shelf" or standard products. Except as set forth on the Disclosure Schedule, ebix owns or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others. Except as set forth in the Disclosure Schedule, ebix has no knowledge of any violation or infringement by a third party of any of ebix's rights in the Intellectual Property. Except as set forth in the Disclosure Schedule, ebix has not received any communications alleging that ebix has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is ebix aware of any basis for any such violation. ebix is not aware, without special or specific investigation, that any of its employees, officers, consultants or contractors are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of

                                     B-1-10
       ebix or that would conflict with ebix's business as conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of ebix's business by the employees of ebix, nor the conduct of ebix's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, officers, consultants or contractors is, to the best of ebix's knowledge, without special or specific investigation, now obligated. ebix has taken reasonable security measures to protect the Intellectual Property.

    (b) Each employee (including independent contractors, if any) and each officer of ebix has executed an employee confidential information and invention agreement. Such proprietary information agreements constitute valid and binding obligations of ebix and such persons, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunction relief or other equitable remedies. ebix has no knowledge, without special or specific investigation, that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court of administrative agency, that would interfere with the use of his or her best efforts to promote the interests of ebix or that would conflict with ebix's business as currently conducted. ebix has no reason to believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by ebix except for any such inventions that are in the public domain.

4.13  TITLE TO PROPERTIES AND ASSETS; LIENS, ETC.

    (a) Each of ebix and the ebix Subsidiaries has good and marketable title to all properties and assets and has good title to all its leasehold interests necessary for its business as currently conducted in all material respects, in each case subject to no mortgage, pledge, lien, lease (in the case of owned properties), encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and
       (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of ebix, and which have not arisen otherwise than in the ordinary course of business.

    (b) The buildings, equipment and other tangible assets of ebix and the ebix Subsidiaries used by ebix and the ebix Subsidiaries in the conduct of their business are, in all material respects, in good condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are currently being used.

4.14 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. None of ebix or the ebix Subsidiaries is in violation of any term of its Certificate of Incorporation or bylaws, as each are amended to date, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and none of ebix or the ebix Subsidiaries is in violation of any law, order, statute, rule or regulation applicable to ebix or the ebix Subsidiaries except for such violations that have not and would not result in a Material Adverse Effect on ebix. The execution, delivery and performance of and compliance with this Agreement and the other Transaction Agreements, and (subject, in the case of the Second Closing, to obtaining approval of ebix's stockholders and completion of such other actions as are necessary to amend ebix's Certificate of Incorporation to adequately increase the number of authorized shares of Common Stock to permit the issuance of the Shares at the Second Closing) the issuance of the Shares have not resulted and will not, based upon facts as they exist today, result (a) in any violation of, or conflict with, or constitute a default under, ebix's Certificate of Incorporation or bylaws, as amended to date (except the need to amend the by laws to increase the size of the ebix Board), or (b) in any material violation of, conflict with or default under any

                                     B-1-11
     of its agreements, nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of ebix and the ebix Subsidiaries.

4.15 LITIGATION, ETC. Except as set forth in the Disclosure Schedule, there are no actions, suits, proceedings or investigations pending against ebix, the ebix Subsidiaries or their properties before any court or governmental agency (nor, to the best knowledge of the executive officers of ebix after inquiry of all of the vice presidents of ebix, is there any threat thereof), which could reasonably be expected to have a Material Adverse Effect on ebix or materially adversely affect the consummation of the transactions contemplated hereby). To the best knowledge of the executive officers of ebix after inquiry of all of the vice presidents of ebix, there is no reasonable basis for any specific claim that could reasonably be expected to result in a Material Adverse Effect and that is probable of assertion. Ebix is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by ebix currently pending or which ebix intends to initiate.

4.16 BROKERS OR FINDERS. ebix has not engaged any brokers, finders or agents, and BRiT has not incurred, and will not incur, directly or indirectly, as a result of any action taken by ebix, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements. In the event that the preceding sentence is in any way inaccurate, ebix hereby agrees to indemnify and hold harmless BRiT from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which BRiT or any of its officers, partners, employees or representatives is responsible.

4.17 TAX RETURNS AND PAYMENTS. ebix has timely filed all tax returns (federal, state and local) required to be filed by it. All such tax returns are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by ebix on or before each Closing have been paid or will be paid prior to the time they become delinquent. Ebix has not been advised
     (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. Ebix has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of each Closing that is not adequately provided for.

4.18 EMPLOYEE MATTERS. Except as set forth in the Disclosure Schedule, neither ebix nor any ebix Subsidiary has employment contracts with any of its employees not terminable at will. ebix does not have any collective bargaining agreements with any of its employees and no labor union organizing activity is pending or threatened with respect to ebix. Ebix does not have any Employee Benefit Plan as defined in the United States Employee Retirement Income Security Act of 1974.

4.19 INSURANCE. ebix has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its or its Subsidiaries properties material to its business that might be damaged or destroyed.

4.20 LEGENDS. ebix agrees that the certificates for the IBS Shares shall bear the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF REGISTRATION WHICH IS EFFECTIVE UNDER THE

                                     B-1-12

           SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES.

4.22 PURCHASE FOR OWN ACCOUNT. The IBS Shares to be acquired by ebix are being acquired for investment for ebix's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and ebix has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.23 RESTRICTED SECURITIES. ebix hereby acknowledges and agrees with BRiT that the IBS Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to a registration statement or pursuant to an exemption from the registration requirements of the Securities Act. Ebix further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Shares, other than pursuant to Rule 144 under the Securities Act or in another transaction that does not require registration under the Securities Act. Ebix is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.  REPRESENTATIONS AND WARRANTIES OF BRIT

    BRiT hereby represents and warrants to ebix that:

5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. BRiT is a corporation duly organized and validly existing under the laws of England and Wales and is not in liquidation or receivership. The memorandum and articles of association of BRiT comply with the requirements of applicable English law and are in full force and effect. To the best knowledge of BRiT, IBS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BRiT has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to transfer the IBS Shares subject to the terms and conditions of this Agreement and to carry out the provisions of this Agreement and the other Transaction Documents.

5.2 AUTHORIZATION; BINDING OBLIGATIONS. All actions on the part of BRiT and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Agreements, the performance of all obligations of BRiT hereunder and thereunder has been taken or will be taken prior to each Closing. This Agreement and the other Transaction Documents have been duly executed and delivered by BRiT, and (assuming the due authorization, execution and delivery hereof by ebix) this Agreement is a valid and binding obligation of BRiT enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
     (b) general principles of equity that restrict the availability of equitable remedies.

5.3 CAPITALIZATION. To the best knowledge of BRiT, the shares constituting the issued share capital of IBS have been duly authorized and validly issued, are credited as fully paid and non-assessable and are not subject to preemptive or similar rights. For purposes of determining the calculation of IBS Shares pursuant to Section 2.3 only, BRiT hereby represents and warrants that the total number of issued and outstanding shares of common stock, par value $0.01 per share, of IBS as of the date hereof, is 13,976,939.

5.4 GOOD TITLE. BRiT has good and valuable title to the IBS Shares, free from all restrictions, limits, claims, liens, charges, encumbrances, pledges and other third party rights.

                                     B-1-13

5.5 CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement and the other Transaction Agreements by BRiT, the consummation by BRiT of the transactions contemplated hereby and thereby or compliance by BRiT with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or memorandum and articles of association of BRiT, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which BRiT or any of its material subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BRiT, any of its material subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on BRiT's ability to consummate such transactions.

5.6 BROKERS OR FINDERS. BRiT has not engaged any brokers, finders or agents, and ebix has not, and will not, incur, directly or indirectly, as a result of any action taken by BRiT, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the other Transaction Agreements. In the event that the preceding sentence is in any way inaccurate, BRiT agrees to indemnify and hold harmless ebix from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability) for which ebix or any of its officers, directors, employees or representatives, is responsible.

5.7 RESTRICTED SECURITIES. BRiT hereby acknowledges and agrees with ebix that the Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to a registration statement or pursuant to an exemption from the registration requirements of the Securities Act. BRiT further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Shares, other than (a) pursuant to the Registration Rights Agreement,
     (b) pursuant to Rule 144 under the Securities Act or (c) pursuant to any other transaction that does not require registration under the Securities Act. BRiT is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.8 LEGENDS. BRiT agrees that the certificates for the Shares shall bear the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF REGISTRATION WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES.

6.  COVENANTS

    Each of the Parties covenants and agrees as follows.

                                     B-1-14

6.1 APPOINTMENT OF DIRECTORS. BRiT shall, (i) for so long as it maintains beneficial ownership of 10% or more of ebix's issued and outstanding Shares, have the right to designate one person for appointment or election as a member of the Board of Directors of ebix, and (ii) for so long as it maintains beneficial ownership of 20% or more of ebix's issued and outstanding Shares, have the right (but not the obligation) to designate two persons for appointment or election as members of the Board of Directors of ebix, each such designee to be reasonably acceptable to ebix. If such right is exercised, ebix shall use its reasonable best efforts to have such designee(s) promptly appointed or elected as member(s) of the ebix Board of Directors unless such appointment or election would result in BRiT designees holding more than the number of directorships to which BRiT's beneficial ownership of Shares entitles it hereunder. Notwithstanding the foregoing, BRiT shall not exercise its right under this
     Section 6.1 prior to consummation of the Second Closing.

6.2 CONFIDENTIAL INFORMATION. Each Party agrees that (a) all information received by it pursuant to this Agreement and (b) any other information that is disclosed by the other Party to it and is identified by the other Party as being confidential or proprietary, shall be considered confidential information. Each Party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information except to its officers, directors, employees and advisers who are advised that by accepting such confidential information they are agreeing to be bound by the provisions of this Section 6.2 except as required by law, regulation (including the Nasdaq Marketplace Rules) or applicable process, PROVIDED THAT to the extent possible the other Party shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than to its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in the other Party; PROVIDED, HOWEVER, that a party shall not be so obligated to hold in confidence and not to disclose confidential information that (a) was known to the public prior to its disclosure to such Party, (b) becomes known to the public through no fault of such Party, (c) is disclosed to such Party on a non-confidential basis by a third party having a legal right to make such disclosure.

6.3 NO SOLICITATION. Each Party agrees that for a period of 18 months after the date of this Agreement, it will not, directly or indirectly, solicit for employment or hire any officer, director or employee of the other Party or any of its subsidiaries or divisions with whom such Party has had contact or who became known to it in connection with its consideration of the transaction contemplated hereby, except that such Party shall not be precluded from hiring any such employee who (a) initiates discussions regarding such employment without any direct or indirect solicitation by such Party or (b) has been terminated by the other Party or its subsidiaries prior to commencement of employment discussions with such Party. The term "solicit for employment" shall not be deemed to include general solicitations of employment not specifically directed towards employees of a Party.

6.4 REGULATORY AND OTHER APPROVALS. Each Party will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, (a) to obtain all consents, approvals or actions of, to make all filings with and to give all notices to the relevant governmental or regulatory authorities or any other person (including but not limited to parties to material loan agreements, leases and other contracts) that are required to consummate the transactions contemplated hereby and in the other Transaction Agreements, (b) provide such other information and communications to such governmental or regulatory authority or other person as such governmental or regulatory authority or other person may request and (c) provide reasonable cooperation to the other Party in obtaining all consents, approvals or actions of, making all requisite filings and giving notices to, governmental or regulatory authorities or other persons. Each Party shall provide prompt

                                     B-1-15
     notification to the other when any such consent, approval, action, filing or notice is obtained, taken, made or given, as applicable, and will advise the other Party promptly of any communication from any such governmental or regulatory authorities or other persons.

6.5 MEETING OF EBIX STOCKHOLDERS. ebix shall take all action necessary in accordance with applicable law, the Marketplace Rules of the Nasdaq Stock Market and its organizational documents to convene its annual meeting of stockholders to consider and vote upon the approval of, among other items, the transactions contemplated by this Agreement to the extent required by applicable law or the Marketplace Rules of the Nasdaq Stock Market (the "APPROVAL TRANSACTIONS"). The Parties agree that the amendment to ebix's Certificate of Incorporation to be included in the Approval Transactions shall be in form and substance satisfactory to BRiT. The Board of Directors of ebix shall recommend that its stockholders vote in favor of such approval unless the Board of Directors concludes, upon receipt of an opinion of counsel, that such recommendation is inconsistent with its fiduciary duty, and ebix shall take all lawful action to solicit such approval, including, without limitation, timely mailing of a proxy statement and forms of proxy in connection with the vote of ebix's stockholders with respect to the Approval Transactions (the "PROXY STATEMENT"). The meeting of the stockholders of ebix shall be held as soon as reasonably practicable. In connection therewith, ebix shall promptly prepare and file with the SEC as soon as practicable the Proxy Statement and necessary forms of proxy. BRiT shall have the right to review and approve the Proxy Statement prior to ebix filing the Proxy Statement with the SEC (which approval shall not be unreasonably withheld or delayed). ebix shall cause the Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act. ebix shall use its best efforts to cause the Proxy Statement to be mailed to its stockholders as soon as practicable after the Proxy Statement shall have been approved for release to such stockholders by the SEC.

6.6 LISTING APPLICATION. ebix shall promptly prepare and submit to the Nasdaq Stock Market a listing notification form covering the Shares.

6.7 PUBLICITY. Subject to the respective legal obligations of BRiT and ebix (including requirements of stock exchanges and other similar regulatory bodies), the initial press release relating to this Agreement and all press releases or public statements thereafter with respect to the transactions contemplated hereby shall be joint press releases or statements, and BRiT and ebix shall consult with each other in making any filings relating to this Agreement with any governmental or regulatory authorities or with any securities exchange.

6.8   CONDUCT OF BUSINESS; ISSUANCE OF CAPITAL.

    (a) Until the Second Closing Date (i) ebix shall conduct its business only in the ordinary course (except to the extent pertaining to matters specifically disclosed in the Disclosure Schedule) and (ii) shall not issue any shares of its capital stock or securities convertible into its capital stock (except pursuant to the exercise of options, warrants and other convertible securities in existence on the date hereof and except for grants of options and exercise of options granted to employees of ebix after the date hereof of which ebix has provided BRiT notice) without the express written consent of BRiT. Without limiting the generality of the foregoing, until the Second Closing Date, ebix shall use commercially reasonable best efforts to (x) keep available the services of its key officers and employees in all material respects,
       (y) maintain its assets and properties in good working order and condition, ordinary wear and tear excluded, and (z) maintain the good will of its key customers and suppliers.

    (b) ebix agrees that it shall not, without the prior written consent of BRiT, issue any shares of Common Stock or securities convertible into shares of Common Stock if, after such issuance, the number of authorized and issued shares of Common Stock (assuming exercise or conversion of all securities convertible into Common Stock) exceeds 30,000,000.

                                     B-1-16

       Notwithstanding the foregoing, such consent right of BRiT shall terminate if BRiT holds less than 15% of the issued and outstanding shares of Common Stock, after, as the case may be:

        (i) the Second Closing Date; or

        (ii) termination of the rights and obligations of the Parties to effect the Second Closing in accordance with Section 10.2 hereof.

6.9 FULFILLMENT OF CONDITIONS. Each Party shall take all commercially reasonable steps necessary or desirable to proceed diligently and in good faith to satisfy each condition to its obligations under this Agreement and the other Transaction Agreements and will not and will not permit any subsidiary to, take any action or fail to take any commercially reasonable action which action or failing could reasonably be expected to result in the non-fulfillment of any such condition.

6.10 EXCHANGE ACT FILINGS. Until June 1, 2002 ebix shall use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by ebix under the Exchange Act, the Securities Act and all applicable rules or regulations promulgated by the SEC thereunder and to use its reasonable best efforts to cooperate with every request by the SEC in connection therewith. ebix agrees to use its best efforts to ensure that it is able to file the Resale Registration Statement with the SEC on July 2, 2001, as provided for in the Registration Rights Agreement.

6.11 FRAMEWORK AGREEMENT. As soon as practicable after the date of this Agreement, each of the Parties will use its commercially reasonable best efforts to negotiate and enter into a framework or similar agreement (the "Framework Agreement") pursuant to which ebix will review BRiT's e-commerce strategy and provide services related thereto.

6.12 STANDSTILL. BRiT agrees that, without the prior consent of the Board of Directors of ebix, BRiT and its Affiliates (collectively, "BRiT Group") will not, by purchase or otherwise, acquire "beneficial ownership" (as that term is defined and used in Regulation 13D under the Exchange Act) of any Common Stock of ebix if, upon giving effect to such acquisition, Brit Group would own 49% or more of the outstanding Common Stock.

7.  FIRST CLOSING CONDITIONS

7.1 BRiT's obligations to consummate at the First Closing are, unless waived by BRiT, subject to the fulfillment of the following conditions:

    (a) the ebix Warranties shall have been true and correct in all material respects at and as of the date hereof and shall be true in all material respects at and as of the time of the First Closing (except to the extent such warranties refer specifically to an earlier date) with the same force and effect as though made at and as of that time;

    (b) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by ebix at or prior to the First Closing Date and all the approvals and consents necessary to complete the transactions described herein (including any consents of governmental or regulatory authorities) that are required to have been obtained by ebix at or prior to the First Closing Date having been obtained by ebix;

    (c) ebix shall have filed a "Notification Form: Listing of Additional Shares" with the Listing Qualifications department at the Nasdaq Stock Market, Inc.;

    (d) the delivery by ebix to BRiT of the items referred to in Section 3.2;

    (e) all consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Parties to perform their respective obligations

                                     B-1-17
       under this Agreement and the other Transaction Agreements with respect to the transaction to be consummated at the First Closing Date shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements at or prior to the First Closing Date shall have occurred;

    (f) BRiT shall have received an undertaking from Robin Raina in the form of Exhibit H;

    (g) ebix shall have timely filed its Annual Report on Form 10-K for the year ended December 31, 2000 with the SEC in accordance with the rules under the Exchange Act; and

    (h) ebix shall have either (i) terminated the Stockholder Rights Agreement, dated March 23, 1998, between ebix and Chase Mellon Shareholder Services, LLC (the "Rights Plan") or (ii) amended the Rights Plan such that BRiT shall not at any time be deemed to be an "Acquiring Person" thereunder.

7.2 ebix's obligations to consummate at the First Closing are, unless waived by ebix, subject to the fulfillment of the following conditions:

    (a) the BRiT Warranties shall have been true and correct in all material respects at and as of the date hereof and shall be true in all material respects at and as of the time of the First Closing (except to the extent such warranties refer specifically to an earlier date) with the same force and effect as though made at and as of that time;

    (b) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by BRiT at or prior to the First Closing Date and all the approvals and consents necessary to complete the transactions described herein (including any consents of governmental or regulatory authorities) have been obtained at or prior to the First Closing Date having been obtained by BRiT;

    (c) the delivery by BRiT to ebix of those items referred to in Section 3.2; and

    (d) all consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Parties to perform their respective obligations under this Agreement and the other Transaction Agreements with respect to the transaction to be consummated at the First Closing Date shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements at or prior to the First Closing Date shall have occurred.

8.  SECOND CLOSING CONDITIONS

8.1 BRiT's obligations to consummate the Second Closing are, unless waived by BRiT, subject to the fulfillment of the following conditions:

    (a) the ebix Warranties shall have been true and correct in all material respects at and as of the date hereof and shall be true in all material respects at and as of the time of the Second Closing (except to the extent such warranties refer specifically to an earlier date) with the same force and effect as though made at and as of that time;

    (b) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement, and the Framework Agreement, if entered into between the Parties prior to the Second Closing Date, that are required to be performed or complied with by ebix at or

                                     B-1-18
       prior to the Second Closing Date and all the approvals and consents necessary to complete the transactions described herein (including any consents of governmental or regulatory authorities and the affirmative vote by ebix stockholders in favor of the Approval Transactions) that are required have been obtained at or prior to the Second Closing Date having been obtained by ebix;

    (c) the delivery by ebix to BRiT of those items referred to in Section 3.3;

    (d) all consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Parties to perform their respective obligations under this Agreement and the other Transaction Agreements with respect to the transaction to be consummated at the Second Closing Date shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements at or prior to the Second Closing Date shall have occurred;

    (e) ebix shall have executed and delivered to BRiT the Framework Agreement;

    (f) the Common Stock shall have remained listed on the Nasdaq Smallcap Market; and

    (g) ebix shall have delivered to BRiT evidence reasonably satisfactory to BRiT as to Approval Transactions in accordance with Rule 4350 of the Nasdaq Marketplace Rules, the Exchange Act and Delaware law.

8.2 ebix's obligations to consummate the Second Closing are, unless waived by ebix, subject to the fulfillment of the following conditions:

    (a) the ebix Warranties shall have been true and correct in all material respects at and as of the date hereof and shall be true in all material respects at and as of the time of the Second Closing (except to the extent such warranties refer specifically to an earlier date) with the same force and effect as though made at and as of that time;

    (b) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement and the other Transaction Agreements that are required to be performed or complied with by BRiT at or prior to the Second Closing Date and all the approvals and consents necessary to complete the transactions described herein (including any consents of governmental or regulatory authorities) that are required to have been obtained at or prior to the Second Closing Date) having been obtained by BRiT;

    (c) all consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Parties to perform their respective obligations under this Agreement and the other Transaction Agreements with respect to the transaction to be consummated at the Second Closing Date shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements at or prior to the Second Closing Date shall have occurred;

    (d) the delivery by BRiT to ebix of those items referred to in Section 3.3; and

    (e) the stockholders of ebix shall have approved the Approval Transactions.

                                     B-1-19

9.  INDEMNIFICATION

9.1   INDEMNIFICATION.

    (a) Subject to paragraph (c) of this Section and the other Sections of this
       Article 9, ebix shall indemnify BRiT in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by it or to which it becomes subject, resulting from any misrepresentation, breach of warranty or breach of any covenant or agreement on the part of ebix contained in this Agreement.

    (b) Subject to paragraph (c) of this Section and the other Sections of this
       Article 9, BRiT agrees to indemnify ebix in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by it or to which it becomes subject, resulting from any misrepresentation, breach of warranty or breach of any covenant or agreement on the part of BRiT contained in this Agreement.

    (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim arising under paragraphs (a) or (b) of Section 9.01:

        (i) unless, until and then only to the extent that the Indemnified Party thereunder has suffered, incurred, sustained or become subject to Losses referred to in such paragraph in excess of $100,000 in the aggregate, but then only to the extent of any such excess up to a maximum aggregate indemnification pursuant to each of Section 9.01
            (a) or Section 9.01 (b) of $2,800,000 prior to consummation of the Second Closing, and, after consummation of the Second Closing, an additional $4,200,000, for an aggregate of $7,000,000 thereafter;

        (ii) with respect of any claim for indemnification thereunder, unless the Indemnified Party has given the Indemnifying Party a Claim Notice or Indemnity Notice, as applicable, with respect of such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, (y) as soon as practical following the time at which the Indemnified Party discovered or reasonably should have discovered such claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice) and (z) in any event prior to the applicable Cut-off Date; or

       (iii) with respect to any Loss as to which the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate such Loss, including but not limited to its failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity.

9.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.01 will be asserted and resolved as follows.

    (a) In the event that any claim or demand in respect of which an Indemnifying Party might seek indemnity under Section 9.01 is asserted against or sought to be collected from such Indemnified Party by a person other than ebix, BRiT or any Affiliate of ebix or BRiT (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 9.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

        (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.02(a), then the Indemnifying Party will have the

                                     B-1-20
            right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent will be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; PROVIDED, HOWEVER, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests and not prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in clause (ii) below, if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and PROVIDED FURTHER THAT, if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under this Article IX with respect to such Third Party Claim.

        (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnified Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is

                                     B-1-21
             resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

       (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Dispute Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

    (b) In the event any Indemnified Party should have a claim under
       Section 9.01 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party.

    (c) In the event of any claim for indemnity under Section 9.01(a) or (b), each of the Parties agrees to give the other Party reasonable access to its books, records and employees in connection with the matters for which indemnification is sought to the extent such Party reasonably deems necessary in connection with its rights and obligations under this
       Article 9.

9.3 EXCLUSIVITY. To the extent permitted by law, the indemnities set forth in this Article 9 shall be the exclusive remedies of BRiT and ebix for any misrepresentation, breach of warranty or breach of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

10  TERMINATION

10.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned: (a) at any time before the First Closing, by mutual written consent of the Parties; (b) at any time before the First Closing by either Party in the event that any order or law becomes effective restraining, enforcing or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the other Transaction Agreements; (c) by ebix by giving written notice to BRiT at any time prior to the First Closing (i) in the event BRiT has breached any material representation, warranty or covenant contained in the Agreement in any material respect, ebix has notified BRiT of the breach, and the breach has continued without cure for a period of five business days after the notice of breach, or (ii) if the First Closing shall not have occurred on or before April 20, 2001 by reason of the failure of any condition precedent under 7.2 hereof (unless the failure results primarily from ebix itself breaching any representation, warranty or covenant contained in this Agreement); or (d) by BRiT by giving written notice to ebix at any time prior to the First

                                     B-1-22

     Closing (i) in the event ebix has breached any material representation, warranty or covenant contained in the Agreement in any material respect, BRiT has notified ebix of the breach, and the breach has continued without cure for a period of five business days after the notice of breach, or
     (ii) if the First Closing shall not have occurred on or before April 20, 2001 by reason of the failure of any condition precedent under 7.1 hereof (unless the failure results primarily from BRiT itself breaching any representation, warranty or covenant contained in this Agreement).

10.2 TERMINATION AFTER FIRST CLOSING. The rights and obligations pertaining to transactions contemplated by the Second Closing may be terminated and the transactions contemplated thereby may be abandoned: (a) at any time before the Second Closing, by mutual written consent of the Parties; (b) at any time before the Second Closing by either Party in the event that any order or law becomes effective prohibiting or making illegal the consummation of any of the transactions contemplated to be consummated at the Second Closing; (c) by ebix by giving written notice to BRiT at any time prior to the Second Closing (i) in the event BRiT has breached any material representation, warranty or covenant contained in the Agreement in any material respect, ebix has notified BRiT of the breach, and the breach has continued without cure for a period of five business days after the notice of breach, or (ii) if the Second Closing shall not have occurred on or before June 29, 2001 by reason of the failure of any condition precedent under 8.2 hereof (unless the failure results primarily from ebix itself breaching any representation, warranty or covenant contained in this Agreement); or (d) by BRiT by giving written notice to ebix at any time prior to the Second Closing (i) in the event ebix has breached any material representation, warranty or covenant contained in the Agreement in any material respect, BRiT has notified ebix of the breach, and the breach has continued without cure for a period of five business days after the notice of breach, or (ii) if the Second Closing shall not have occurred on or before June 29, 2001 by reason of the failure of any condition precedent under 8.1 hereof (unless the failure results primarily from BRiT itself breaching any representation, warranty or covenant contained in this Agreement).

10.3  EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to
     Section 10.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either Party, except as further provided in this Section 10.3 and except that the provisions relating to expenses in Section 11.1 and confidentiality in Section 6.2 will continue to apply. Notwithstanding any other provisions of this Agreement to the contrary, (i) upon termination of this Agreement pursuant to Section 10.1(b) ebix will remain liable to BRiT for any breach of
     Section 6.9 of this Agreement by ebix existing at the time of such termination and BRiT will remain liable to ebix for any breach of
     Section 6.9 of this Agreement by BRiT existing at the time of such termination and (ii) upon termination of this Agreement pursuant to
     Section 10.1(c) or (d), the Parties will remain liable for any breach of this Agreement giving rise to such termination. If the rights and obligations pertaining to transactions contemplated by the Second Closing are validly terminated pursuant to Section 10.2, such rights and obligations will forthwith become null and void and there will be no liability or obligation related thereto on the part of either Party except that, in the event of such termination pursuant to Sections 10.2 (c) or
     (d), the Parties will remain liable for any breach of this Agreement giving rise to such termination.

11. MISCELLANEOUS

11.1 Except as otherwise expressly provided in this Agreement, each Party shall pay its own costs and expenses incurred in connection with the preparation, negotiation and settlement of this Agreement, whether or not the transactions contemplated hereby are consummated. Notwithstanding the foregoing, if ebix terminates the Agreement pursuant to Section 10.1(c) or

                                     B-1-23
     if BRiT terminates the Agreement pursuant to Section 10.01(d), the non-terminating Party shall pay to the terminating Party all out-of-pocket costs and expenses incurred in by the terminating Party in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Agreements and in furtherance of the transactions contemplated hereby and thereby.

11.2 All fees and duties (if any) relating to the issue of the Shares shall be borne by ebix. Capital duty and all other fees and duties (if any) relating to the transfer of the IBS Shares shall be borne by BRiT.

11.3 Any notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by five days' prior written notice specified to the other Party):


    To BRiT:        BRiT Insurance Holdings plc
                    55 Bishopsgate
                    London EC2N 3AS
                    United Kingdom
                    Fax: +44 (20) 7984 8525
                    Attention: Peter Goddard

    Copies to:      Dorsey & Whitney
                    21 Wilson Street
                    London EC2M 2TD
                    United Kingdom
                    Fax: +44 (20) 7588 0555
                    Attention: George Hagerty, Esq.

    To ebix:        ebix.com, Inc.
                    Five Concourse Parkway
                    Suite 3200
                    Atlanta, Georgia 30328
                    Fax: +1 (678) 281-2019
                    Attention: Robin Raina

    Copies to:      Sonnenschein Nath & Rosenthal
                    Suite 8000 Sears Tower
                    233 South Wacker Drive
                    Fax: +1 (312) 876 7934
                    Attention: Dennis Newman, Esq.

    Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered: (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by facsimile, on the first business day following transmission if telephonic advice of such transmission is given on such first business day and a machine-printed confirmation of receipt is received by the sender.

11.4 Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give both Parties the full benefit of this Agreement.

11.5 This Agreement shall be binding on and inure solely to the benefit of ebix and BRiT and their respective successors and assigns. Neither Party shall assign any of its rights hereunder without the prior consent of the other Party, which consent shall not be unreasonably withheld.

                                     B-1-24

11.6 The exercise of or failure to exercise any right or remedy of any breach of this Agreement shall not, except as provided herein, constitute a waiver by such Party of any other right or remedy it may have in respect of that breach.

11.7 Except as provided in Section 9.03, any right or remedy conferred by this Agreement on any Party for breach of this Agreement by the other Party (including without limitation the breach of any representations and warranties) shall be in addition and without prejudice to all other rights and remedies available to it in respect of that breach.

11.8 This Agreement constitutes the entire agreement between the Parties with respect to its subject matter (neither Party having relied on any representation or warranty made by the other Party which is not contained in this Agreement) and no variation of this Agreement shall be effective unless made in writing and signed by all of the Parties.

11.9 This Agreement supersedes all and any previous agreements, arrangements or understanding between the Parties relating to the matters referred to in this Agreement and all such previous agreements, arrangements or understanding (if any) shall cease to have any effect from the date hereof.

11.10 If at any time any provision of this Agreement is or becomes illegal, void or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

11.11 The representations and warranties of the Parties contained in the Agreement will survive the respective Closings until June 1, 2002, except with respect to the representations and warranties contained in Sections 4.2, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 5.5 and 5.6, which shall survive indefinitely.

11.12 This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

12. GOVERNING LAW

12.1 This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without reference to its conflict of laws provisions.

                                     B-1-25

    IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

BRIT INSURANCE HOLDINGS PLC
By:
----------------------------
Name: M. Scales
Title:  Director
By:
----------------------------
Name: A. Holland
Title:  Director
EBIX.COM, INC.
By:
----------------------------
Name: Richard J. Baum
Title:  Senior Vice President--Finance & Administration,
     Chief Financial Officer and Secretary

                                     B-1-26